PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JULY 1, 2001
(UNAUDITED)
(IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
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
                                                                           TRANSTECHNOLOGY
                                                                              CORPORATE      PRO FORMA
                                                                              HISTORICAL    ADJUSTMENTS  PRO FORMA
                                                                            --------------  -----------  ---------
Net sales                                                                        $ 79,005    $ (10,979)  $ 68,026

Cost of sales                                                                      56,603       (7,694)    48,909

                                                                            --------------  -----------  ---------
Gross profit                                                                       22,402       (3,285)    19,117

General, administrative and selling expenses                                       11,987         (949)    11,038

Interest expense                                                                    8,097       (1,020)     7,077

Interest income                                                                       (30)           -        (30)

Other income - net                                                                    (10)           1         (9)

Forbearance fees                                                                    1,059            -      1,059

Provision for impairment of corporate assets                                            -            -          -

                                                                            --------------  -----------  ---------
Income (loss) before income taxes                                                   1,299       (1,317)       (18)

Provision (benefit) for income taxes                                                  493         (500)        (7)

                                                                            --------------  -----------  ---------
Net income (loss)                                                                   $ 806       $ (817)   $   (11)
                                                                            ==============  ===========  =========

Loss per share

                                                                                                                -
  Basic                                                                            $ 0.13                 $ (0.00)

  Diluted                                                                          $ 0.13                 $ (0.00)


Weighted -average basic shares outstanding                                          6,172                   6,172

Weighted - average diluted shares outstanding                                       6,183                   6,172
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